Exhibit 3.1

Certain personally identifiable information contained in this document has been redacted pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated with the notation “[***]”.

Mailing Address:

PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3

www.corporateonline.gov.bc.ca

Location:

2nd Floor - 940 Blanshard Street Victoria BC

1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

CERTIFIED COPY

Of a Document filed with the Province of British Columbia Registrar of Companies

T.K. SPARKS

This Notice of Articles was issued by the Registrar on: November 9, 2023 10:07 AM Pacific Time

Incorporation Number:

BC1146327

Recognition Date and Time: December 21, 2017 04:19 PM Pacific Time as a result of an Amalgamation

Name of Company:

QUIPT HOME MEDICAL CORP.

NOTICE OF ARTICLES

REGISTERED OFFICE INFORMATION

Mailing Address:

SUITE 2700,

1133 MELVILLE STREET VANCOUVER BC V6E 4E5 CANADA

Delivery Address:

SUITE 2700,

1133 MELVILLE STREET VANCOUVER BC V6E 4E5 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:

SUITE 2700,

1133 MELVILLE STREET VANCOUVER BC V6E 4E5 CANADA

Delivery Address:

SUITE 2700,

1133 MELVILLE STREET VANCOUVER BC V6E 4E5 CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Carter, Kevin

Mailing Address:

[***]

Delivery Address:

[***]

Last Name, First Name, Middle Name:

Wessel, Brian

Mailing Address:

[***]

Delivery Address:

[***]

Last Name, First Name, Middle Name:

Crawford, Gregory

Mailing Address:

1019 TOWN DRIVE

WILDER KY 41076 UNITED STATES

Delivery Address:

1019 TOWN DRIVE

WILDER KY 41076 UNITED STATES

Last Name, First Name, Middle Name:

Greenberg, Mark

Mailing Address:

[***]

Delivery Address:

[***]

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

December 20, 2017

December 20, 2017

AUTHORIZED SHARE STRUCTURE

1.	No MaximumCommon SharesWithout Par Value

With Special Rights or Restrictions attached

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

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2.	No MaximumFirst Preferred SharesWithout Par Value

With Special Rights or Restrictions attached

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

3.	No MaximumSecond Preferred SharesWithout Par Value

With Special Rights or Restrictions attached

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

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